Exhibit 99.1

CONTACT:	Robert Atkinson, Tween Brands Phone 614-775-3739
Tween Brands Provides Revised First Quarter Earnings Guidance
NEW ALBANY, Ohio — April 10, 2008 — Tween Brands, Inc. (NYSE: TWB), today announced that based on the results for the first nine weeks of the first quarter ending May 3, 2008, it expects earnings per diluted share to be in the range of $0.12 to $0.17 compared to its previous guidance of $0.35 to $0.40 per diluted share. The company reported earnings per diluted share of $0.39 for the first quarter 2007.
The company said that the expected earnings shortfall is largely a result of Limited Too’s projected first quarter 2007 comparable store sales percentage decrease of 7% to 9%, a decrease greater than had been previously estimated. The revised guidance also reflects $0.04 per diluted share for anticipated executive severance costs that were not included in Tween Brands’ previous guidance.
The company said that Limited Too’s sales were weak for the last two weeks of February and most of March. Sales trends have improved with the latest floorset at Limited Too stores beginning April 2nd.
“Limited Too’s spring sportswear assortment has not resonated with our tween customer,” said Tween Brands Chairman and Chief Executive Officer, Mike Rayden. “We did not offer her styles in the colors she wanted this spring and there has been a continuing absence of a meaningful casual bottom business. Additionally, our marketing programs have not been as effective in driving store sales as in the past. That said, we believe that the changes to the creative and operational leadership of the business will have a positive long-term impact. We are also focused on those things we can affect in the near term, such as in store execution and marketing, to increase sales.”
Commenting on the current retail environment, Mr. Rayden said, “We believe customers are trading down in their apparel shopping, opting for lower price items or sale items and buying fewer of them. We’ve seen a much lower average transaction value in the first quarter to-date versus last year.”
Mr. Rayden also said that the company’s Justice stores are expected to deliver a first quarter comparable store sales percentage increase in the mid to high teens, in-line with the previous guidance.
“Justice’s sportswear has performed relatively well in early spring,” said Mr. Rayden. He also noted that sales of Webkinz® have been very strong at both brands and have helped boost transactions.
Tween Brands plans to release its complete operating results for the first quarter on Wednesday, May 21, 2008.
About Tween Brands, Inc.
Tween Brands, Inc. is a leading specialty retailer for tweens (ages 7 to 14). At Limited Too, the company sells sportswear, related accessories and key lifestyle items for active, fashion-aware tween girls. Limited Too currently operates 585 stores across the United States, and has 27 international franchised stores. Limited Too publishes a catazine coinciding with key tween shopping times throughout the year and conducts e-commerce on its Web site, www.limitedtoo.com.
Justice is the company’s newer specialty retail concept for tween girls, offering moderately-priced sportswear, accessories and lifestyle items in predominantly off-the-mall store sites. Justice also publishes

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a catazine for its tween customers and currently operates 275 stores across the United States, the locations of which can be found on their Web site, www.justicejustforgirls.com.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This press release contains various “forward-looking statements” specifically related to the company’s operating result for the first quarter 2008 and beyond, within the meaning of the Private Securities Litigation Reform Act of 1995 and other applicable securities laws. Such statements can be identified by the use of the forward-looking words “anticipate,” “estimate,” “project,” “target,” “predict,” “believe,” “intend,” “plan,” “expect,” “hope,” “risk,” “could,” “pro forma,” “potential,” “prospects, “ “outlook,” or similar words. These statements discuss future expectations, contain projections regarding future developments, operations or financial conditions, or state other forward-looking information. These forward-looking statements involve various important risks, uncertainties and other factors that could cause our actual results to differ materially from those expressed. The following factors, among others, could affect our future financial performance and cause actual future results to differ materially from those expressed or implied in any forward-looking statements included in this press release: changes in consumer spending patterns, consumer preferences and overall economic conditions; decline in the demand for our merchandise; the impact of competition and pricing; the effectiveness of our brand awareness and marketing programs; a significant change in the regulatory environment applicable to our business; risks associated with our sourcing and logistics functions; the impact of modifying and implementing new information technology systems; changes in existing or potential trade restrictions, duties, tariffs or quotas; currency and exchange risks; availability of suitable store locations at appropriate terms; ability to develop new merchandise; ability to hire and train associates; the potential impact of health concerns relating to severe infectious diseases, particularly on manufacturing operations of our vendors in Asia and elsewhere; acts of terrorism in the U.S. or worldwide; and other risks that may be described in other reports and filings we make with the Securities and Exchange Commission. Future economic and industry trends that could potentially impact revenue and profitability are difficult to predict. Therefore, there can be no assurance that the forward-looking statements included here will prove to be accurate. The inclusion of forward-looking statements should not be regarded a representation by us, or any other person, that our objectives will be achieved. The forward-looking statements made herein are based on information presently available to us, as the management of the company. We assume no obligation to publicly update or revise our forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.
Company home page: www.tweenbrands.com

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